GE Capital

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,847,000.00	08-23-2007	08-01-2032	6324383-001			***	

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: 580 Garcia Properties, LLC
580 Garcia Avenue
Pittsburg, CA 94565

Lender: General Electric Capital Corporation
GEDIRECT
635 Maryville Centre Drive, Suite 120
St. Louis, MO 63141

Principal Amount: $2,847,000.00

Date of Note: August 23, 2007

PROMISE TO PAY. 580 Garcia Properties, LLC ("Borrower") promises to pay to General Electric Capital Corporation ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Eight Hundred Forty-seven Thousand & 00/100 Dollars ($2,847,000.00), together with interest on the unpaid principal balance from August 23, 2007, until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule: one interest payment on October 1, 2007, with interest calculated on the unpaid principal balances at an interest rate of 7.240% per annum; 297 monthly consecutive principal and interest payments of $20,794.00 each, beginning November 1, 2007, with interest calculated on the unpaid principal balances at an interest rate of 7.240% per annum; and one principal and interest payment of $20,197.68 on August 1, 2032, with interest calculated on the unpaid principal balances at an interest rate of 7.240% per annum. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

PREPAYMENT PROVISIONS. Upon not less than thirty (30) days advance written notice to GE Capital, the Borrower shall have the right to prepay the entire indebtedness under the note upon payment to GE Capital of the sum of the following: (1) the entire indebtedness due under the note; plus (2) all other sums due under the note or under any of the other loan documents in connection with the Loan ("Loan Documents"); plus (3) as an additional sum, a prepayment fee ("Prepayment Fee") equal to the following percentages of the principal balance outstanding as of the time of such prepayment for the indicated period: (a) Prior to the first annual anniversary date of the note = 10 percent (10%); (b) Thereafter and prior to the second anniversary date of the note = Nine percent (9%); (c) Thereafter and prior to the third annual anniversary date of the note = Eight percent (8%); (d) Thereafter and prior to the fourth annual anniversary date of the note = Seven percent (7%); (e) Thereafter and prior to the fifth annual anniversary date of the note = Six percent (6%); (f) Thereafter and prior to the sixth annual anniversary date of the note = Five percent (5%); (g) Thereafter and prior to the seventh annual anniversary date of the note = Four percent (4%); (h) Thereafter and prior to the eighth annual anniversary date of the note = Three percent (3%); (i) Thereafter and prior to the ninth annual anniversary date of the note = Two percent (2%); (j) Thereafter and prior to the tenth annual anniversary date of the note = One percent (1%); and (k) Zero percent (0%) thereafter.

Notwithstanding the foregoing, Borrower shall have the right, without incurring any Prepayment Fee, to partially prepay the indebtedness due under the note, up to a cumulative maximum of Twenty percent (20%) per year based on the calendar year running from the annual anniversary date of the note in the year any such prepayment is made (such cumulative maximum to be determined by combining any one or more partial prepayments in the 1-year period running from the annual anniversary date of the note to the next annual anniversary date).

Notwithstanding anything to the contrary contained above, during the last 120 days of the payment term of the note, no Prepayment Fee shall be enforced. The Prepayment Fee shall not be payable with respect to condemnation awards or insurance proceeds from fire or other casualty which GE Capital applies to prepayment in accordance with the terms of the Loan Documents. Borrower expressly acknowledges that the Prepayment Fee is not a penalty but is intended solely to compensate GE Capital for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by GE Capital. Any scheduled monthly payments made early by Borrower will not, unless agreed to by GE Capital in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, such early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send GE Capital payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, GE Capital may accept it without losing any of GE Capital's rights under the note, and Borrower will remain obligated to pay any further amount owed to GE Capital. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: General Electric Capital Corporation, GEDIRECT, 635 Maryville Centre Drive, Suite 120, St. Louis, MO 63141.

LATE CHARGE. If a payment is more than 10 days late, Borrower will be charged **5.000% of the unpaid portion of the regularly scheduled payment.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 4.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this Note would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Note. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement

between Lender and Borrower.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of St. Louis County, State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $50.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A) a Deed of Trust dated August 23, 2007, to a trustee in favor of Lender on real property located in Contra Costa County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender's option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Missouri law.

(B) an Assignment of All Rents to Lender on real property located in Contra Costa County, State of California.

WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND/OR STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

LOAN ASSUMPTION PROVISION. This loan may be assumable by another entity/person, subject to certain conditions as stated below. The conditions of any such assumption and/or the release of any of the original obligors and/or guarantors are in Lender's sole and absolute

discretion. In order to effectuate such a loan assumption and/or the release of any of the original obligors and/or guarantors, in addition to any other conditions which Lender may require, Lender will require the payment of a fee ("Assumption Fee") equal to the greater of: (a) One Percent (1%) of the outstanding principal loan balance at the time of such assumption; or (b) in the event the base index at the time of such assumption is greater than the base index at the time of the loan origination, an amount equal to 50 basis points (for each 100 basis point difference between the base index at the time of the assumption and the base index at the time of the loan origination) multiplied by the outstanding principal loan balance at the time of such assumption. Such Assumption Fee is in addition to any other costs and expenses incurred by Lender in connection with the conditions of any such assumption.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

580 GARCIA PROPERTIES, LLC

By: ✓ ______________________________
Daniel L. Fisher, Manager of 580 Garcia Properties, LLC